UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 1, 2017

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, the Board of Directors (the “Board”) of the Company approved the appointment of Krista Berry to serve as a director of the Company until the next annual general meeting of shareholders or until her successor has been duly elected or appointed, or until her earlier death, resignation or removal.  As of the date hereof, the Board has not determined any committee appointments for Ms. Berry.  The Board intends to nominate Ms. Berry as a director of the Company at the next annual general meeting of shareholders.  There are no arrangements or understandings between Ms. Berry and any other persons pursuant to which she was appointed as a director of the Company.  There are no family relationships between Ms. Berry and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.  There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Berry and the Company.  Ms. Berry will receive the same compensation for service on the Board as that of the other non-employee directors of the Company, pro-rated for the year of her service from the effective date of her election to the Board.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 7, 2017	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer